Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-274387) on Form S-3ASR and registration statements (Nos. 333-285800, 333-277982, 333-273231, 333-270783, 333-264022, 333-254925, 333-237806, and 333-232832) on Form S-8 of our reports dated March 31, 2026, with respect to the consolidated financial statements of Phreesia, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Pittsburgh, Pennsylvania
March 31, 2026